30

                [PRICE WATERHOUSE LLP letterhead]



               CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 3, 1995, which appears on page 58 of the 1996 Annual Report to the Board of Directors and Shareholders of Franklin Bancorporation, Inc., which is incorporated by reference in Franklin Bancorporation, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1996.



\s\ Price Waterhouse L.L.P.
Washington, D.C.
July 11, 1997